Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Callaway Golf Company, (1) No. 333-43756, No. 333-52020, No. 33-85692, No. 33-50564, No. 33-56756, No. 33-67160, No. 33-73680, No. 33-98750, No. 333-242, No. 333-5719, No. 333-5721, No. 333-24207, No. 333-27089, No. 333-39095, No. 333-61889, No. 333-84716, No. 333-84724, No. 333-95601, and No. 333-95603 on Form S-8, and (2) No. 33-77024 on Form S-3, of our reports dated February 27, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment), relating to the consolidated financial statements and financial statement schedules of Callaway Golf Company, and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Callaway Golf Company for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

February 27, 2007